EXHIBIT 99.1


CONSOLIDATED FINANCIAL STATEMENTS


Reiman Holding Company, LLC
Years ended December 31, 2001, 2000 and 1999

                           Reiman Holding Company, LLC

                        Consolidated Financial Statements

                  Years ended December 31, 2001, 2000 and 1999




                                    CONTENTS

Report of Independent Auditors ........................................1

Consolidated Financial Statements

Consolidated Balance Sheets............................................2
Consolidated Statements of Operations..................................4
Consolidated Statements of Members' Equity.............................5
Consolidated Statements of Cash Flows..................................6
Notes to Consolidated Financial Statements.............................8

                Report of Ernst & Young LLP, Independent Auditors

The Members
Reiman Holding Company, LLC

We have audited the accompanying consolidated balance sheets of Reiman Holding Company, LLC (the Company) as of December 31, 2001 and 2000, and the related consolidated statements of operations, members' equity and cash flows for each of the three years in the period ended December 31, 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Reiman Holding Company, LLC at December 31, 2001 and 2000, and the consolidated results of its operations and its cash flows for each of the three years in the period ended December 31, 2001, in conformity with accounting principles generally accepted in the United States.

As discussed in Note 2 to the consolidated financial statements, the Company changed its method of accounting for derivative instruments effective January 1, 2001.

                                                  /s/ERNST & YOUNG LLP

Milwaukee, Wisconsin
February 15, 2002

                           Reiman Holding Company, LLC

                           Consolidated Balance Sheets
                  (IN THOUSANDS, EXCEPT UNIT AND PER UNIT DATA)



                                                         DECEMBER 31
                                                       2001        2000
                                                    -----------------------
ASSETS
Current assets:
  Cash and cash equivalents                          $   5,004    $  2,923
  Magazine subscription receivable, less
   allowance of $1,218 in 2001 and $1,112 in
   2000                                                 13,368      13,472
  Trade accounts receivable, less allowance of
   $5,282 in 2001 and $5,576 in 2000                     9,880       9,581
  Inventories (NOTE 3)                                   9,205      11,598
  Refundable income taxes                                  210          12
  Prepaid expenses and other current assets (NOTE 3)     2,360       2,404
  Deferred advertising costs                             3,862       3,663
  Deferred income taxes (NOTE 5)                           368       1,198
                                                    -----------------------
Total current assets                                    44,257      44,851


Property and equipment:
  Land                                                     720         720
  Building                                               4,380       4,380
  Building improvements                                  2,467       2,099
  Equipment                                              5,882       5,642
                                                    -----------------------
                                                        13,449      12,841
  Less accumulated depreciation                          3,280       2,049
                                                    -----------------------
Net property and equipment                              10,169      10,792


Intangible assets, net of accumulated
  amortization (NOTE 3)                                518,175     564,798
Deferred circulation costs                              71,635      75,723
Deferred income taxes (NOTE 5)                             650           -
Other assets                                               418         849
                                                    -----------------------
                                                      $645,304    $697,013
                                                    =======================



SEE ACCOMPANYING NOTES.                                                        2

                           Reiman Holding Company, LLC

                  (IN THOUSANDS, EXCEPT UNIT AND PER UNIT DATA)


                                                        DECEMBER 31
                                                      2001        2000
                                                   -----------------------
LIABILITIES AND MEMBERS' EQUITY
Current liabilities:
  Revolving credit facility (NOTE 4)               $       -    $  6,000
  Current portion of long-term debt (NOTE 4)          28,313      28,313
  Accounts payable                                    17,171      20,537
  Other deferred revenue                               2,099       2,481
  Accrued salaries and fringe benefits                 4,151       5,720
  Other accrued liabilities                            1,541         975
                                                   -----------------------
Total current liabilities                             53,275      64,026

Long-term liabilities:
  Deferred subscription revenue                      189,368     193,824
  Long-term debt (NOTE 4)                            219,059     256,810
  Deferred income taxes (NOTE 5)                           -         542
                                                   -----------------------
Total long-term liabilities                          408,427     451,176

Members' equity (NOTE 7):
  Preferred units, par value $1,000 per unit;
   280,000 units authorized; 278,474 units issued
   and outstanding                                   273,668     249,185
  Common units:
   Class A, par value $.10 per unit, 10,050,000
     units authorized; 8,499,198 units issued and
     outstanding                                         849         849
   Class B, par value $.10 per unit, 1,500,000
     units authorized; 1,100,902 and 1,105,983
     units issued and outstanding in 2001 and
     2000, respectively                                  111         111
  Additional paid-in capital                          81,711      80,604
  Accumulated deficit                               (111,636)    (87,837)
  Excess purchase price over predecessor basis       (61,101)    (61,101)
                                                   -----------------------
Total members' equity                                183,602     181,811
                                                   -----------------------
                                                   $ 645,304   $ 697,013
                                                   =======================


SEE ACCOMPANYING NOTES.                                                        3

                           Reiman Holding Company, LLC

                      Consolidated Statements of Operations
                                 (IN THOUSANDS)


                                                   YEAR ENDED DECEMBER 31
                                                 2001       2000       1999
                                             -----------------------------------
Revenue:
  Magazine subscriptions                       $186,157    $179,070   $167,878
  Merchandise sales                             105,791     101,386     75,770
  Tour sales                                     12,173      11,603      9,073
  Advertising and other revenue                   7,730       9,267      7,439
  Subscription list sales                         4,044       5,159      3,430
  Revenue from employee services
   provided to related parties                      139         170        117
                                             -----------------------------------
                                                316,034     306,655    263,707

Cost of products sold                           199,944     191,072    159,221
General and administrative expenses              46,326      45,979     43,987
Depreciation and amortization                    46,534      50,299     50,124
                                             -----------------------------------
Income from operations                           23,230      19,305     10,375

Other income (expense):
  Interest expense                              (23,316)    (33,254)   (32,705)
  Interest income                                   167         372        410
  Other, net                                         21          (8)        60
                                             -----------------------------------
Income (loss) before income taxes                   102     (13,585)   (21,860)
Income tax benefit (NOTE 5)                         582         170         67
                                             -----------------------------------
Net income (loss)                                $  684   $ (13,415) $ (21,793)
                                             ===================================


SEE ACCOMPANYING NOTES.                                                        4

                           Reiman Holding Company, LLC

                   Consolidated Statements of Members' Equity
                                 (IN THOUSANDS)



                                                                                      Excess
                                                                                     Purchase
                                           Common Units    Additional                Price Over    Total
                              Preferred  ----------------   Paid-In   Accumulated   Predecessor    Members'
                                 Units   Class A  Class B   Capital      Deficit       Basis       Equity
                               -----------------------------------------------------------------------------
Balance at January 1, 1999     $203,491    $849     $112    $76,758   $  (6,935)     $(61,018)    $213,257
  Net loss                            -       -        -          -     (21,793)            -      (21,793)
  Repurchase of common units          -       -      (13)         -           -             -          (13)
  Compensation expense on
   Class B common units               -       -        -      1,776           -             -        1,776
  Compensation expenses on
   options granted for
   Class B common units               -       -        -        202           -             -          202
  Stock options exercised             -       -        4        179           -             -          183
  Accretion of preferred units    5,992       -        -          -      (5,992)            -            -
  Dividend on preferred units    16,708       -        -          -     (16,708)            -            -
  Adjustment to excess
   purchase price over
   predecessor cost for
   changes to purchase
   price allocation                   -       -        -          -           -           (83)         (83)
                               ----------------------------------------------------------------------------
Balance at December 31, 1999    226,191     849      103     78,915     (51,428)      (61,101)     193,529
  Net loss                            -       -        -          -     (13,415)            -      (13,415)
  Compensation expense on
   Class B common units               -       -        -      1,414           -             -        1,414
  Compensation expense on
   options granted for Class
   B common units                     -       -        -        103           -             -          103
  Stock options exercised             -       -        8        172           -             -          180
  Accretion of preferred units    5,081       -        -          -      (5,081)            -            -
  Dividend on preferred units    17,913       -        -          -     (17,913)            -            -
                               ----------------------------------------------------------------------------
Balance at December 31, 2000    249,185     849      111     80,604     (87,837)      (61,101)     181,811
  Net income                          -       -        -          -         684             -          684
  Compensation expense on
   Class B common units               -       -        -        982           -             -          982
  Compensation expense on
   options granted for Class
   B common units                     -       -        -        125           -             -          125
  Accretion of preferred units    5,613       -        -          -      (5,613)            -            -
  Dividend on preferred units    18,870       -        -          -     (18,870)            -            -
                               ----------------------------------------------------------------------------
Balance at December 31, 2001   $273,668    $849     $111    $81,711   $(111,636)     $(61,101)    $183,602
                               ============================================================================



SEE ACCOMPANYING NOTES.

                                                                               5


                           Reiman Holding Company, LLC

                      Consolidated Statements of Cash Flows
                                 (IN THOUSANDS)





                                                     YEAR ENDED DECEMBER 31
                                                   2001      2000       1999
                                               -------------------------------

OPERATING ACTIVITIES
Net income (loss)                               $     684  $(13,415) $(21,793)
Adjustments to reconcile net income (loss) to
  net cash provided by operating activities:
   Amortization of identifiable intangible
     assets and goodwill                           44,842    48,887    49,012
   Depreciation                                     1,692     1,412       900
   Amortization of debt issuance costs              1,921     2,890     1,524
   Compensation expense on Class B common
     units                                            982     1,414     1,776
   Compensation expense on options
     granted for Class B common units                 125       103       202
   Deferred income taxes                             (362)     (235)     (302)
   Loss on sale of equipment                           20        60       (16)
   Changes in operating assets and liabilities:
     Magazine subscription and trade accounts
      receivable                                     (195)   (2,026)   (1,914)
     Inventories                                    2,393    (3,389)   (1,600)
     Prepaid expenses and other current assets         44      (261)     (602)
     Deferred advertising costs                      (199)     (920)   (1,126)
     Deferred circulation costs                     4,088    (8,155)   (7,378)
     Accounts payable                              (3,366)    6,645     5,261
     Accrued salaries and fringe benefits          (1,569)      485     1,756
     Other accrued liabilities                        566    (4,247)    2,279
     Income taxes                                    (198)     (239)      227
     Deferred revenue                              (4,838)   10,097    14,727
                                               -------------------------------
Net cash provided by operating activities          46,630    39,106    42,933

INVESTING ACTIVITIES
Purchases of building improvements and
  equipment                                          (647)   (1,392)     (781)
Proceeds from sale of equipment                         4         1        31
Increase in other assets                              (15)     (772)        -
Other                                                   -        43        11
                                               -------------------------------
Net cash used in investing activities                (658)   (2,120)     (739)


SEE ACCOMPANYING NOTES                                                         6

                           Reiman Holding Company, LLC

                                 (IN THOUSANDS)




                                                   YEAR ENDED DECEMBER 31
                                                  2001      2000      1999
                                              ------------------------------

FINANCING ACTIVITIES
Payments on long-term debt                      $(37,751) $(43,298) $(41,579)
Net proceeds (payments) of revolving credit
  facility                                        (6,000)    6,000    (5,714)
Proceeds from exercise of stock options                -       180       183
Debt issuance costs                                 (140)        -         -
Repurchase of class B common units                     -         -       (13)
                                              ------------------------------
Net cash used in financing activities            (43,891)  (37,118)  (47,123)
                                              ------------------------------
Net increase (decrease) in cash and cash
  equivalents                                      2,081      (132)   (4,929)
Cash and cash equivalents at beginning of
  period                                           2,923     3,055     7,984
                                              ------------------------------
Cash and cash equivalents at end of period      $  5,004  $  2,923  $  3,055
                                              ==============================

Supplemental cash flows information:
  Cash paid for interest                        $ 20,839  $ 34,428  $ 28,896
  Cash paid (refunded) for income taxes              (22)      304         8

Noncash financing transactions:
  Accretion of preferred units                  $  5,613  $  5,081  $  5,992
  Dividend on preferred units                     18,870    17,913         -

Adjustment to purchase price allocation
 relating to the acquisition of Reiman
 Publications:
   Increase in assembled workforce                     -         -       767
   Reduction in goodwill                               -         -       (11)
   Reduction in deferred taxes                         -         -      (839)
   Excess purchase price over predecessor
     basis                                             -         -        83





SEE ACCOMPANYING NOTES.                                                        7

                           Reiman Holding Company, LLC

                   Notes to Consolidated Financial Statements

                                December 31, 2001



1. BASIS OF PRESENTATION AND NATURE OF OPERATIONS

BASIS OF PRESENTATION

Reiman Holding Company, LLC, (the Company) purchased substantially all the assets and assumed substantially all the liabilities of five entities (the Reiman Publications Group) in a leveraged buy-out transaction (LBO Transaction) effective November 30, 1998.

Certain shareholders of the Reiman Publications Group are holders of common and preferred units of the Company. As a result of this residual ownership interest and the form of the LBO Transaction, the transaction was accounted for under the provisions of EITF Issue No. 88-16, "Basis of Leveraged Buy-Out Transactions" (EITF 88-16). The application of EITF 88-16 resulted in a new reporting entity as of the LBO Transaction closing date, but only a partial (91.5%) adjustment to the carrying values of the acquired assets based on the purchase price. Approximately 8.5% of the carrying values of the acquired net assets were carried over at the predecessor entities' bases.

The accompanying consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries, Reiman Publications, LLC (Publications) and Reiman Management Corporation (RMC), and Publications' and RMC's subsidiaries, Homemaker Schools, LLC (Homemaker), Reiman Advertising and Promotion, LLC (RAP) and World Wide Country Tours, LLC (WWCT). All significant intercompany transactions have been eliminated.

NATURE OF OPERATIONS

The Company's business operations are conducted through the various entities as follows:

o Publications is engaged in publishing life style magazines and books and mail order merchandising.

o    Homemaker conducts cooking demonstrations.

o RAP publishes promotional advertising materials, which are distributed primarily through magazines published by Publications and at cooking demonstrations conducted by Homemaker.

                           Reiman Holding Company, LLC

1. BASIS OF PRESENTATION AND NATURE OF OPERATIONS (CONTINUED)

o    WWCT conducts group tours (U.S. and foreign destinations).

o    RMC  is  a  C-Corporation   engaged  in  providing   employee  services  to
     Publications, RAP, Homemaker, WWCT and various other related parties.

The Company sells to customers in the United States and Canada. Sales are made on an unsecured basis.

Postage,   printing  and  paper  costs  are  significant  costs  impacting  both
Publications' and RAP's operations.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

REVENUE RECOGNITION

Magazine subscriptions revenue is recognized over the terms of the subscriptions. As magazines are delivered to subscribers, the proportionate share of the subscription revenue is recognized as revenue. Revenue from the sale of books and other merchandise is recognized when title passes and the product is shipped to the customer. Revenue from the sale of advertising is recognized as the promotional advertising material is distributed or on a straight-line basis over the term of the contract. Revenue from the sale of the subscription list is recognized when the list is transferred to the customer for their use. Revenue from tour sales is recognized when the tour is completed.

CASH AND CASH EQUIVALENTS

All highly liquid investments with a maturity of three months or less at the date of purchase are considered to be cash equivalents.

INVENTORIES

Inventories are stated at the lower of cost or market, with cost determined using the first-in, first-out (FIFO) method of valuing inventory.

PREPAID EXPENSES AND OTHER CURRENT ASSETS

All  direct  issue  costs  are  deferred  and  charged  to   operations   on  an
issue-by-issue basis.

                           Reiman Holding Company, LLC

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

PROPERTY AND EQUIPMENT

Property and equipment are stated at cost. Depreciation is computed using the straight-line method over the following estimated lives of the assets:

                                        Useful Lives
                                        -------------

                 Building                   40 years
                 Building improvements      10 years
                 Equipment              3 - 10 years

CIRCULATION COSTS

The cost of direct response advertising incurred related to circulation of subscription-based magazines is capitalized. Capitalized costs consist primarily of paper, printing and postage. Such costs are amortized over the related subscription term, typically one- to two-year periods.

Direct response advertising costs capitalized related to circulation were $64,535,000 and $73,705,000 in 2001 and 2000, respectively. Direct response advertising costs amortized related to circulation were $68,623,000, $65,550,000 and $56,701,000 in 2001, 2000 and 1999, respectively. Amortization is included in cost of products sold.

OTHER ADVERTISING COSTS

The costs of direct response advertising for catalogs, books and group tours are capitalized. Capitalized costs consist primarily of catalog design, paper, printing and postage. Such costs are amortized over the period during which associated net revenues are expected, typically three to four months.

The  direct  response  advertising  costs for  catalogs,  books and group  tours capitalized were $24,959,000 and $23,985,000 in 2001 and 2000, respectively. Direct response advertising costs for catalogs, books and group tours amortized were $24,760,000, $22,975,000 and $15,854,000 in 2001, 2000 and 1999,
respectively. Amortization is included in cost of products sold.

                           Reiman Holding Company, LLC

             Notes to Consolidated Financial Statements (continued)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Advertising costs other than for direct response advertising are expensed as incurred and were $125,000, $155,000 and $130,000 in 2001, 2000 and 1999, respectively.

INTANGIBLE ASSETS

Intangible assets consist primarily of goodwill, customer lists, trademarks, workforce in place and software. These assets are amortized using the straight-line method over the following estimated useful lives. See "New Accounting Pronouncements" for future changes.

                                               Useful Lives
                                              ----------------

          Goodwill                                  40
          Customer lists                           2 - 6
          Trademarks                                40
          Workforce in place                         8
          Software                                 3 - 5

Deferred debt issuance costs are amortized using the interest method over the term of the related debt.

IMPAIRMENT OF LONG-LIVED AND INTANGIBLE ASSETS

Impairment losses on property and equipment, and intangible assets (see "New Accounting Pronouncements" for future changes) are recorded when events and circumstances indicate that the assets might be impaired, and the undiscounted future cash flows estimated to be generated by those assets are less than the carrying amounts of those assets. If such conditions exist, the impairment loss is measured based on the fair value of the impaired assets. There were no impairment losses recorded in 2001, 2000 or 1999.

INCOME TAXES

RMC is a C-Corporation and is subject to federal and state income taxes. The Company and its subsidiaries, other than RMC, are Limited Liability Companies
(LLCs) and are disregarded entities for federal and state income tax purposes. The tax effects of these entities are reported directly by the members in their individual tax returns.

                           Reiman Holding Company, LLC

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

COMPREHENSIVE INCOME

Net income (loss) for the years ended December 31, 2001, 2000 and 1999 is the same as comprehensive income (loss).

RECLASSIFICATIONS

Certain reclassifications have been made to the 2000 and 1999 financial statements to conform to the current year presentation.

USE OF ESTIMATES

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Significant estimates include the useful lives of intangible assets, recovery of capitalized direct response advertising costs and allowances for receivables. Actual results could differ from those estimates.

DERIVATIVE FINANCIAL INSTRUMENTS AND CHANGE IN ACCOUNTING PRINCIPLE

The Company adopted Statement of Financial Accounting Standards (SFAS) No. 133, "Accounting for Derivative Instruments and Hedging Activities," as amended, effective January 1, 2001. This standard requires the Company to recognize all derivative instruments, which currently consists of an interest rate collar agreement, on the consolidated balance sheet as either an asset or liability measured at its fair value.

SFAS No. 133 also requires that changes in fair value of derivative instruments be recognized in earnings unless specific hedge accounting criteria are met. The adoption of SFAS No. 133 did not have a material impact on the Company's consolidated financial position, based on the recognition of the fair value of its interest rate collar agreement as of January 1, 2001.

As the Company has not designated its interest rate collar agreement as a hedging instrument, the change in fair value of the interest rate collar agreement from January 1, 2001 to December 31, 2001, of $537,000 has been recorded as a component of interest

                           Reiman Holding Company, LLC

             Notes to Consolidated Financial Statements (continued)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

expense in the consolidated statement of operations for the year ended December 31, 2001.

NEW ACCOUNTING PRONOUNCEMENTS

In June 2001, the Financial Accounting Standards Board issued SFAS No. 141, "Business Combinations," and No. 142, "Goodwill and Other Intangible Assets." The new standards generally will be effective for the Company effective January 1, 2002. Under the new rules, goodwill and intangible assets deemed to have indefinite lives will no longer be amortized, but will be subject to annual impairment tests in accordance with the statements. Other intangible assets will continue to be amortized over their estimated useful lives.

Upon adoption, the application of the nonamortization provisions of SFAS No. 142 will result in an increase in income before income taxes of approximately
$12,738,000 per year. In accordance with SFAS No. 142, the Company will reclassify the identifiable intangible asset related to workforce in place with an unamortized balance of $2,446,000 to goodwill at the date of adoption. The Company will perform the first of the required impairment tests of goodwill as of the date of adoption and has not yet determined what the effects of these tests will be, if any, on the earnings and financial position of the Company. In addition, an impairment test of intangible assets deemed to have an indefinite life will be performed as of the date of adoption.

3. BALANCE SHEET INFORMATION

Inventories consist of the following:

                                                       DECEMBER 31
                                                    2001        2000
                                                 -----------------------
                                                     (In Thousands)
                                                 -----------------------
Paper                                              $2,879     $ 4,497
Merchandise inventories                             6,544       7,487
Film preparation and work in process                  357         189
Less allowance to adjust to market                   (575)       (575)
                                                 ------------------------
                                                   $9,205     $11,598
                                                 ========================

                           Reiman Holding Company, LLC

3. BALANCE SHEET INFORMATION (CONTINUED)

Prepaid expenses and other current assets consist of the following:

                                                       DECEMBER 31
                                                    2001        2000
                                                 ------------------------
                                                     (IN THOUSANDS)

Direct issue costs                                 $  726      $  285
Tour costs                                            905         841
Other                                                 729       1,278
                                                 ------------------------
                                                   $2,360      $2,404
                                                 ========================

Intangible assets consist of the following:

                                                       DECEMBER 31
                                                    2001        2000
                                                 ------------------------
                                                     (IN THOUSANDS)

Goodwill, net of accumulated amortization of
  $31,891 in 2001 and $21,548 in 2000             $381,492    $391,835
Customer lists, net of accumulated
  amortization of $105,744 in 2001 and
  $74,181 in 2000                                   59,632      91,195
Trademarks, net of accumulated amortization
  of $5,801 in 2001 and $3,916 in 2000              69,222      71,107
Debt issuance costs, net of accumulated
  amortization of $6,462 in 2001 and $4,541
  in 2000                                            4,347       6,128
Workforce in place, net of accumulated
  amortization of $1,579 in 2001 and $1,067
  in 2000                                            2,446       2,958
Software, net of accumulated amortization of
  $1,664 in 2001 and $1,125 in 2000                  1,036       1,575
                                                 ------------------------
                                                  $518,175    $564,798
                                                 ========================

                           Reiman Holding Company, LLC

4. REVOLVING CREDIT FACILITY AND LONG-TERM DEBT

Long-term debt consists of the following:
                                                       DECEMBER 31
                                                    2001        2000
                                                 ------------------------
                                                     (IN THOUSANDS)

Tranche A term notes, payable in quarterly
  installments of principal through June 1, 2005   $134,287    $171,038
Tranche B term notes, payable in quarterly
  installments of principal through December 1,
  2005                                              113,085     114,085
                                                 ------------------------
                                                    247,372     285,123
Less current portion                                (28,313)    (28,313)
                                                 ------------------------
                                                   $219,059    $256,810
                                                 ========================

The Company has a Credit Agreement with a bank that provided Term Loan Facilities of $370,000,000 (Tranche A and Tranche B) and a Revolving Credit Facility of $25,000,000. Based on decisions of the Company's management, all borrowings are broken down into Alternative Base Rate (ABR) loans and Eurodollar loans. The ABR loans bear interest at the ABR rate, plus the applicable margin, and interest is payable quarterly. The loans comprising the Eurodollar borrowings bear interest at the adjusted LIBOR rate for the period and interest is payable on the last day of the interest period, as defined. At December 31, 2001 and 2000, the interest rate on the Tranche A notes was 3.69% and 8.69%, respectively, and the Tranche B notes was 5.69% and 10.44%, respectively. No amounts were outstanding under the Revolving Credit Facility at December 31, 2001. There was $6,000,000 outstanding under the Revolving Credit Facility at December 31, 2000, bearing interest at 10.5%.

The Company is required to make mandatory prepayments based on the Company's excess cash flow, as defined. In 2001, the Company made $9,438,000 of voluntary prepayments of quarterly principal payments originally due in 2002 and no mandatory prepayments were made. In 2000, the Company made $21,000,000 of payments related to the excess cash flow requirement and $9,438,000 of voluntary prepayments of quarterly principal payments originally due in 2001.

The Credit Agreement is secured by substantially all assets of the Company.

The Credit Agreement contains various restrictive financial and other covenants affecting the Company's ability to incur additional indebtedness, make dividend and other payments or enter into other investment and financing transactions.

                           Reiman Holding Company, LLC

4. REVOLVING CREDIT FACILITY AND LONG-TERM DEBT (CONTINUED)

The schedule of principal payments of long-term debt, excluding any mandatory prepayments resulting from the application of the excess cash flow requirement in future years, as of December 31, 2001, is as follows (in thousands):

           2002                                     $ 28,313
           2003                                       50,000
           2004                                       50,000
           2005                                      119,059
                                                   ------------
                                                    $247,372
                                                   ============

The Company has an interest rate collar agreement to reduce the impact of changes in interest rates on its variable rate loans. The collar agreement is for a notional amount of $172,000,000 and requires the Company to pay interest for the excess of the fixed rate of 4.36%, compared to a defined variable rate based on LIBOR if the defined variable rate is lower than 4.36%. Also, if the defined variable rate exceeds 7%, the Company will receive interest at the excess of the defined variable rate over the fixed rate of 7%. The collar agreement expires in February 2002. At December 31, 2001, the interest rate collar has a negative fair value of $537,000, as estimated by the Company's counterparty to the agreement, which is recorded in other accrued liabilities in the consolidated balance sheet.

5. INCOME TAXES

The income tax benefit (relating solely to RMC) consists of the following:

                                             YEARS ENDED DECEMBER 31
                                            2001       2000        1999
                                        ----------------------------------
                                                 (IN THOUSANDS)
Current (expense) benefit:
  Federal                                   $220      $ (51)     $ (181)
  State                                        -        (14)        (54)
                                        ----------------------------------
                                             220        (65)       (235)
Deferred benefit                             362        235         302
                                        ----------------------------------
Income tax benefit                          $582      $ 170      $   67
                                        ==================================

In 2001, 2000 and 1999, RMC's effective tax rate approximates the statutory rate.

                           Reiman Holding Company, LLC

5. INCOME TAXES (CONTINUED)

The significant components of RMC's deferred income taxes are as follows:

                                                     DECEMBER 31
                                                  2001          2000
                                              ---------------------------
                                                    (IN THOUSANDS)
Deferred tax assets:
  Net operating loss carryforwards             $   912        $    -
  Severance pay                                      -           824
  Accrued liabilities                              368           374
  Other                                             14             -
                                              ---------------------------
                                                 1,294         1,198
Deferred tax liability -
  Workforce in place basis difference              276           542
                                              ---------------------------
Net deferred tax assets                        $ 1,018        $  656
                                              ===========================

Current deferred tax asset                     $   368        $1,198
Long-term deferred tax asset (liability)           650          (542)
                                              ---------------------------
                                               $ 1,018        $  656
                                              ===========================

At December 31, 2001, RMC has $2,176,000 and $2,868,000 of federal and state net operating loss carryforwards, respectively, which expire in 2021.

6. BENEFIT PLANS

The Company sponsors two benefit plans in which substantially all full-time employees are participants.

The defined contribution plan provides for annual contributions from the Company equal to 3% of eligible employee compensation. The charge to operations was $555,000, $437,000 and $383,000 in 2001, 2000 and 1999, respectively.

The employee savings plan permits eligible employees to contribute up to 9% of their compensation, in accordance with Section 401(k) of the Internal Revenue Code. The Company matches 25% of the first 4% of the employee's contribution. The plan permits additional contributions to the plan at the Company's discretion. The charge to operations was $1,744,000, $1,407,000 and $1,241,000 in 2001, 2000 and 1999, respectively.

                           Reiman Holding Company, LLC

7. MEMBERS' EQUITY

Preferred units have a stated value of $1,000 per unit and carry a 6% cumulative yield. The scheduled redemption date is December 31, 2008. The redemption amount is the unreturned capital at the stated value plus the unpaid preferred dividend. The redemption amounts at December 31, 2001 and 2000 were $333,357,000 and $314,487,000, respectively, which includes a cumulative dividend yield of $54,883,000 at December 31, 2001, and $36,013,000 at December 31, 2000. Under
certain circumstances, as defined, the scheduled redemption date may be extended for a period of up to five years after December 31, 2008. If a change in more than 50% of the outstanding common equity occurs, the preferred units are redeemable at the option of the holder. The Company has the right to call the preferred units at any time.

The preferred units were valued at their estimated fair value at the date of issuance in connection with the LBO transaction. The difference between the fair value and the mandatory redemption value (i.e., stated value) of the preferred stock is being accreted over the 10-year period to the redemption date through charges to accumulated deficit.

Class B common units (Class B units) are owned by employees of the Company. Upon termination of employment, the employee is obligated to sell Class B units to the Company upon request at a value, as defined. The Company repurchased 5,081, 10,013 and 132,674 Class B units in 2001, 2000 and 1999, respectively, from terminated employees. The redemption price of the Class B units initially is $0.10 per unit. At December 31, 2001, the redemption price for 619,372 outstanding Class B units vests to fair value over a four- or five-year period (fixed plan), and for 481,530 Class B units, vests to fair value over a four- or five-year period if certain financial performance measures are achieved (variable plan). If the member employee resigns before age 62 or is terminated for cause, the Class B units are required to be redeemed at the lower of fair market value or original cost. Class B members have the right to convert their units to Class A common units in the event that the Company's corporate form is converted, as defined. Vesting of the Class B units will be accelerated on a qualified sale of the Company, an IPO or death/disability of the employee.

The Company records stock compensation expense under the intrinsic value-based method as set forth in Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" (APB No. 25). Compensation expense is measured based on the difference between the fair value of the units and the issuance price at the measurement date. For the fixed plan, the measurement date is the issuance date. For the variable plan, the measurement date is the date when the performance targets are deemed

                           Reiman Holding Company, LLC

7. MEMBERS' EQUITY (CONTINUED)

probable of being achieved. In 2001, 2000 and 1999, the Company recognized $982,000, $1,414,000 and $1,776,000, respectively, of compensation expense related to the vesting of outstanding Class B units.

The Company has four nonqualified employee and executive unit option plans under which an aggregate of 671,200 Class B units are authorized for granting of options to key employees and executives. The option price per unit is determined based on a formula in the option agreement at the date of grant. Compensation expense of $125,000, $103,000 and $202,000 was recorded in 2001, 2000 and 1999, respectively, on options granted for Class B units with exercise prices lower than the underlying Class B unit's fair value at the measurement date. Expiration of options granted for Class B units under each of the plans occurs at the earlier of 10 years from the grant date or termination of employment. The underlying Class B units for a portion of the options vest over a four- or five-year period, and the underlying Class B units for the remainder of the options vest to fair value if certain financial performance measures are achieved. Vesting will be accelerated on a qualified sale of the Company, an IPO or death/disability of the employee.

A summary of the Company's stock option activity and related information follows:

                                                       Weighted-Average
                                         Number of       Option Price
                                           Units           Per Share
                                       -----------------------------------
Outstanding at December 31, 1998                -       $       -
  Granted                                 255,705             5.41
  Exercised                               (41,000)            4.47
                                       ---------------
Outstanding at December 31, 1999          214,705             5.59
  Granted                                 134,464            14.28
  Exercised                               (82,700)            2.18
                                       ---------------
Outstanding at December 31, 2000          266,469            11.00
  Canceled                                 (8,800)           10.29
                                       ---------------
Outstanding at December 31, 2001          257,669            11.02
                                       ===============

All options outstanding are exercisable. As of December 31, 2001, the range of exercise prices on options outstanding was $7.66 to $14.28 per unit, and the average remaining contractual life was 8.42 years.

                           Reiman Holding Company, LLC

7. MEMBERS' EQUITY (CONTINUED)

As indicated above, the Company accounts for the stock option grants to employees under APB No. 25. Accordingly, compensation costs are recognized only when the exercise price is less than the estimated fair value of the underlying common unit on the measurement date of each grant. Had compensation costs for these plans been determined consistent with SFAS No. 123, "Accounting for Stock-Based Compensation," the Company's pro forma net loss would have been as follows:

                                              YEAR ENDED DECEMBER 31
                                            2001        2000       1999
                                         ----------------------------------
                                                   (IN THOUSANDS)
Net income (loss):
  As reported                                $ 684    $(13,415)  $(21,793)
  Pro forma                                   (674)    (14,263)   (21,924)

Pro forma information regarding net loss is required by SFAS No. 123, and has been determined as if the Company had accounted for its Class B units and employee options under the minimum value method of SFAS No. 123. The minimum value for the units and options was estimated at the date of grant or issuance using a minimum value option pricing model with the following weighted-average assumptions in 2000 and 1999: risk-free interest rate of 6%; no expected dividends; and weighted-average expected life of options of five years.

The minimum value valuation model was developed for use in estimating the fair value of traded options and stock which have no vesting restrictions and are fully transferable. In addition, valuation models require the input of highly subjective assumptions including the expected stock price volatility. Because the Company's employee's Class B units and options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its employee Class B units and options.